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EXHIBIT 23


          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-50811), pertaining to the 1995 Stock Option Plan, the 1997 Performance Stock Option Plan, the 1997 Non-Employee Directors Option Plan and the 1997 Amended Employee Stock Purchase Plan of Faroudja, Inc., of our report dated January 25, 2000, with respect to the consolidated financial statements and schedule of Faroudja, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                           /S/ ERNST & YOUNG LLP

Palo Alto, California
March 29,2000




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